Exhibit T3A-4

This is a translation into English of the official Portuguese version of the declaration of transformation of a Brazilian corporation. In the event of a conflict between the English and Portuguese texts, the Portuguese text shall prevail. The term “Em Recuperação Judicial” has been added to the legal name of the entity to indicate that the entity is currently undergoing a judicial reorganization process in Brazil.

[LOGO:  REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA]

TRADUÇÃO N° TRANSLATION No.	36873	LIVRO N° BOOK No.	153	FOLHA N° PAGE No. 1

THE UNDERSIGNED, CERTIFIED PUBLIC TRANSLATOR, DULY SWORN AND REGISTERED WITH THE BOARD OF TRADE OF THE STATE OF PERNAMBUCO UNDER NO. 406 HEREBY CERTIFIES THAT A DOCUMENT, WRITTEN IN PORTUGUESE WAS PRESENTED FOR TRANSLATION INTO ENGLISH, WHICH HAS BEEN DONE TO THE BEST OF HIS KNOWLEDGE AS FOLLOWS:

JUCESP PROTOCOL
2.192.125/12-4.
[bar code]

CONSTRUTORA OAS LTDA.
CNPJ/MF n° 14.310.577/0001-04
NIRE 35.217.263.011

MINUTES OF THE SHAREHOLDERS MEETING.

DATE, TIME AND PLACE:  On November 1, 2012, at 10:00 a.m., at the headquarters located at Avenida Angélica, at 2.330, 2.346 and 2.364, 7th floor, room 720, Consolação Neighborhood, CEP 01228-200, São Paulo / SP (“Company”).

ATTENDANCE:  (a) OAS SA (current name of OAS Engenharia e Participacoes SA), a company with registered offices at Avenida Angélica, nos. 2.330, 2.346 and 2.364, 9th floor, room 904, Consolação Neighborhood, São Paulo / SP, CEP 01228-200, registered with CNPJ / MF under No. 14.811.848/0001-05 and with its constitutive acts duly filed at JUCESP under NIRE 35.300.380.011, herein duly represented by its directors, Messrs.  Cesar de Araújo Mata Pires, Brazilian, married by the partial communion of assets regime, civil engineer, professional identity card no. 8,745-D, CREA-BA, enrolled with CPF / MF under No. 056.377.245-04, resident and domiciled at Rua Waldemar Falcao, No. 759, apartment 502, Brotas, CEP 40296-710, Salvador / BA and Jose Adelmario Pinheiro Filho, Brazilian, married by the universal property communion regime, civil engineer, holder of professional identity card 8.004-D, CREA-BA, enrolled with the Individual Taxpayers Registry (CPF / MF) under number 078.105.635-72, Domiciled at Avenida Oceanica, No. 1,545, apartment 204, Ondina, CEP 40170-010, Salvador / BA; (b) CMP PARTICIPAÇÕES LTDA., A limited company with headquarters at Rua Humberto de Campos, no. 251 (funds), room 18, Graca, Salvador / BA, CEP 40150-130, enrolled with CNPJ / MF under No. 42,187. 138 / 0001-91 and with its constitutive acts duly filed at JUCEB under the NIRE 29.202.775.989, hereby duly represented by its managing partner, Mr. Cesar de Araújo Mata Pires, already qualified; and (c) LP PARTICIPAÇÕES E ENGENHARIA LTDA., a limited company with headquarters at Avenida Angélica, No. 2.330, 2.346 and 2.364, 10th floor, room 1020, Consolação, São Paulo / SP CEP 01228-200, enrolled with CNPJ / MF under no. 09.720.351 / 0001-41 and with its articles of incorporation duly filed at JUCESP under NIRE 35.222.433.000, herein duly represented by its managing partner, Jose Adelmario Pinheiro Filho, already qualified, representing only the totality of the Company’s share capital.

CALL:  The call notice was waived, due to the presence of the members representing the entire share capital, in compliance with the provisions of § 2, of art. 1.072 of Law No. 10.406 /02.

TABLE:  Cesar de Araújo Mata Pires (Company CEO) and Jose Pinheiro Adelmario son (Secretary).

AGENDA:  (i) transformation of the Company into a limited liability corporation; (ii) composition of the capital stock; (iii) election of the board of executive officers; and (iv) approval of the Company’s bylaws.

RESOLUTIONS:  Once the meeting was in place, the following resolutions were unanimously approved by the shareholders present without any reservations.  (i) TRANSFORMATION INTO LIMITED LIABILITY CORPORATION.

Transform, regardless of dissolution and liquidation, the Company into a corporation, becoming the same to be denominated “CONSTRUTORA OAS SA”, being governed by Law No. 6.404/76 and applicable provisions, as well as by the bylaws that constitute Annex I to these minutes, regardless of this transformation in any solution of continuity, remaining in force the rights and social obligations and the same commercial and fiscal bookkeeping, as well as the currently active subsidiaries.

(ii) COMPOSIÇÃO DO CAPITAL SOCIAL

Due to the transformation of the corporate type, the Company’s capital stock, which is R $ 584,999,000.00 (five hundred and eighty-four million, nine hundred and ninety-nine thousand reais), fully subscribed and paid-in, will be represented by 584,999,000.00 (five hundred eighty-four million, nine hundred and ninety-nine thousand) registered common shares with no par value, distributed among the partners OAS SA, CMP Participacties Ltda. and LP Participações e Engenharia Ltda., the same proportion as they held in the capital stock, as follows;

SHAREHOLDER	CONDITION	COMMON STOCK
OAS S.A.	Paid-in	584,998,996
CMP Participações Ltda.	Paid-in	2
LP Participações e Engenharia Ltda.	Paid-in	2
TOTAL		584,999,000.00

The list of shares subscription is attached as Exhibit II to these minutes.

(III) ELECTION OF THE BOARD OF DIRECTORS.

Election of the following individuals for the positions of directors, with a term of 03 (three) years, counted from this date:  (a) Cesar de Araújo Mata Pires, already qualified above, for the position of Chief Executive Officer; and (b) Jose Adelmario Pinheiro, already qualified, for the position of Vice-President.  Both, under the penalties of the Law, declare that they are not prevented from exercising the administration of the Company by Special Law, or by virtue of or under the effects of condemnation (i) the penalty that prevents, even temporarily, access to Public service positions; (ii) for bankruptcy, prevarication, bribe or bribery, concussion, embezzlement; or (iii) for a crime against the popular economy, against the national financial system, against the rules of defense of competition, against consumer relations, public faith or probity; being immediately invested in the positions for which they were elected, by signing the Terms of Ownership that make up Exhibit III of these minutes.

After the Directors election, a total of up to R$ 7,000,000.00 (seven million reais) was approved for the remuneration of the Directors until the ordinary general meeting of the next fiscal year.

(iv) BYLAWS APPROVAL.

They approve the bylaws that constitute Exhibit I of these minutes, which will govern the Company as of this date.

In view of the decisions taken, the partners declare that they have effectively transformed the Company into a corporation, due to compliance with all legal formalities, authorizing the Company’s board of directors to perform all acts necessary to implement the transformation approved herein.

CLOSURE:  There being no further business to discuss, the meeting was adjourned for the drafting of these minutes, which were read, approved and signed by all, taking authentic copies for legal purposes.

São Paulo, November 01 2012.

Table: -

Signed:  [illegible signature].
Cesar de Araújo Mata Pires.
Company CEO.
Signed:  [illegible signature].
Jose Adelmario Pinheiro Filho.

Secretary.

Shareholders present: -

Signed:  [illegible signature].

OAS. S.A.

Cesar de Araújo Mata Pires and Jose Adelmario Pinheiro Filho.

Signed:  [illegible signature].

CMP PARTICIPACOES LTDA.

Cesar de Araújo Mata Pires

Signed:  [illegible signature].

LP PARTICIPAÇÕES E ENGENHARIA LTDA.

José Adelmario Pinheiro Filho.

Attorney’s signature: -

Signed:  [illegible signature].

Diego Sales Seoane

OAB/SP 227.229.

[It bears a stamp of JUCESP dated of November 19,2012].

[The first document bears the following seal:  “Secretariat of Economic Development, Science, Gisela Siniema Ceschin – Secretary General.  I certify the registry under no. 500.881/12-1”, followed by a barcoded.]

[seal:-

“Secretariat of Economic Development, Science, Gisela Siniema Ceschin – Secretary General.  I certify the registry under no. 3530044723-9”, followed by a barcode.]

EXHIBIT 1
CONSTRUTORA OAS S.A. BYLAWS.
CNPJ/MF No. 14.310.577/0001-04.

CHAPTER I.
NAME, DURATION, HEADQUARTERS AND PURPOSES

Article 1 - CONSTRUTORA OAS SA is a corporation governed by these Bylaws and by the legal provisions applicable to them, especially Law 6.404 of December 15, 1976 (“LSA”), and its subsequent amendments, in force for an indefinite period.

Article 20 - The Company has its headquarters and forum at Avenida Angélica, at 2.330 / 2.346 / 2.364, 70 floor, room 720, Consolação, CEP 01.228-200, Sao Paulo - SP, place where its administrative office will function, being able to open subsidiaries, branches, offices and representations in any place in Brazil or abroad, by resolution of the Board.

Paragraph One:  The Company maintains branches / branches in the following locations:

1. BRANCHES IN THE FEDERATION UNIT HEADQUARTERS.

1.1 City of Sao Paulo, State of Sao Paulo, with address at Avenida Angélica, n °2.330 / 2.346 / 2.364, 7th floor, room 719, Bairro Consolação, CEP:  01228-200.  Outstanding importance of the capital stock:  R. $ 1.00 (one real).  NIRE No. 35.9.0076150-3 and CNPJ No. 14.310.577 / 0012-67;

1.2 City of Sao Paulo, State of Sao Paulo, with address at Avenida Angélica, No. 2.330 / 2.346 / 2.364, 7th floor, room 718, Consolação Neighborhood, CEP:  01228-200.  Outstanding importance of the capital stock:  R$ 1.00 (one real).  NIRE n ° 35.9.0144083-2 and CNPJ no. 14.310.577 / 0030-49;

1.3 City of Sao Paulo, State of Sao Paulo, with address at Avenida Angélica, no. 2.330 / 2.346 / 2.364, 7th floor, room 717, Bairro Consolação, CEP:  01228-200.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 35.9.0149538-6 and CNPJ No. 14.310.577 / 0033-91;

1.4 City of Sao Paulo, State of Sao Paulo, with address at Avenida Angélica, at 2.330 / 2.346 / 2.364, 7th floor, room 716, Bairro Consolação, CEP:  01228-200.  Outstanding importance of the capital stock:  R $ 1.00 (one real). 35.9.0239344-7 and CNPJ No. 14.310.577 / 0040-10;

1.5 City of Guarulhos, State of Sao Paulo, with address at Rodovia Ayrton Senna da Silva, No. 2,013, Bairro Sitio Pinheiro, CEP:  07033-005, with outstanding capital stock:  R $ 1.00 (one real).  NIRE No. 35.9.0268873-1 and CNPJ No. 14.310.577 / 0046-06.

2. BRANCHES IN OTHER FEDERATION UNITS.

2.1 City of Recife, State of Pernambuco, with address at Antonio de Goes Avenue, 742, 15th floor, Bairro Brasilia Teimosa, CEP:  51010-000.  Outstanding importance of the capital stock:  R$ 1.00 (one real).  NIRE No. 26.90001087-0 and CNPJ No. 14.310.577 / 0003-76;

2.2 City of Rio de Janeiro, State of Rio de Janeiro, with address at Praia de Botafogo, n ° 440, 5th floor, room 501, 17th floor, room 1701, 180 floor, room 1801 and 19th floor, room 1901, Bairro Botafogo, CEP:  2225-1404.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 33.9.9906105-1 and CNPJ no. 14.310.577 / 0004-57;

2.3 City of Aracaju, State of Sergipe, with address at Rua Pacatuba, no. 254, 1st floor, room 116, Bairro Centro, CEP:  49010-900.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE 28.9.99.00207-8 and CNPJ no. 14.310.577 / 0006-19;

2.4 City of Maceio, State of Alagoas, with address at Rua Doutor Antonio Gomes de Barros, 625, rooms 916 and 917, Bairro Jatinca, CEP:  57036-000.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 27.9.9900203-4 and CNPJ No. 14.310.577 / 0007-08;

2.5 City of Brasilia, Federal District, with address at SHS-Setor Hoteleiro Sul, Quadra 06, Suite A, Block A, rooms 905 and 906, Bairro Asa Sul, CEP:  70316-102.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 53.9.0011797-8 and CNPJ No. 14.310.577 / 0009-61;

2.6 City of Natal, State of Rio Grande do Norte, with address at Avenida Prudente de Moraes, n ° 744, room 701, Bairro Tirol, and CEP:  59020-510.  Outstanding share capital:  R $ 1.00 (one real).  NIRE No. 24.90006745-4 and CNPJ No. 14.310.577 / 0016-90;

2.7 City of Goiania, State of Goias, with address at 104th Street, No. 454, Quadra F18, Lot 39E, room 506, Bairro Setor Sul, CEP:  74083-300.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 52.9.0020683-0 and CNPJ No. 14.310.577 / 0017-71;

2.8 City of Belo Horizonte, State of Minas Gerais, with address at Avenida Brasil, n ° 1,438, 15th floor, rooms 1,503 and 1,504, Bairro Funcionarios, CEP:  30140-003.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 31.9.9906345-1 and CNPJ No. 14.310.577 / 0018-52;

2.9 City of Fortaleza, State of Ceara, with address at Avenida Desembargador Moreira, n ° 2,120, room 804, Bairro Aldeota, CEP:  60170-002.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 23.9.0015503-4 and CNPJ / MF No. 14.310.577 / 0019-33;

2.10 City of Salvador, State of Bahia, with address at Rua Humberto de Campos, n ° 251, Bairro Graca, CEP:  40150-130.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 29.9.9901909-5 and CNPJ No. 14.310.577 / 0044-44;

2.11 City of Porto Alegre, State of Rio Grande do Sul, with address at Padre Leopoldo Brentano Avenue, 700, room 1, Bairro Humaita, and CEP:  90250-590.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 43.9.0100777-9 and CNPJ No. 14.310.577 / 0045-25;

2.12 City of Campo Grande, State of Mato Grosso do Sul, with address at Rua Delegado Carlos Roberto Bastos de Oliveira, s / n °, Bairro Jardim Veraneio, CEP:  79037-102.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 54.9.0023999-3 and CNPJ No. 14.310.577 / 0047-97;

2.13 City of Belem, State of Para, with address at Rua Domingos Marreiros, n ° 49, room 1.109, Bairro Umarizal, CEP:  66055-210.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 15.9.0031388-1 and CNPJ No. 14.310.577 / 0048-78;

2.14 City of Porto Velho, State of Rondonia, with address at Dom Pedro II Street, No. 2,674, Bairro Nossa Senhora das Gracas, CEP:  76804-138.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 11.9.0013347-2 and CNPJ No. 14.310.577 / 0049-59;

2.15 City of Porto Alegre, State of Rio Grande do Sul, with address at Padre Leopoldo Brentano Avenue, no700, Bairro Humaita, CEP. 90,250-590.  Outstanding importance of the capital stock:  R $ 1.00 (one real).  NIRE No. 43.9.0152405-6 and CNPJ No. 14.310.577 / 0052-54.

3. BRANCHES IN OTHER COUNTRIES.

3.1 City of Potosi, Plurinational State of Bolivia, with address at Uyuni Road, s / no, Zona Cantumarca, Potosi Unit, Alcaldia Potosi.  Outstanding capital stock:  R $ 34,214,245.00 (Thirty-four million, two hundred and fourteen thousand, two hundred and forty-five reais).  NIRE No. 35.9.0321311-6;

3.2 City of Montivideo, Eastern Republic of Uruguay, with address in Lavalleja, Avenida Dei Ubertador BR, no. 1532, ap. 601. Significant importance of capital stock:  five million, nine hundred fifty-three thousand, seven hundred and fifty-six reais (R $ 5,953,756.00).  NIRE No. 35.9.0321312-4;

3.3 City of Buenos Aires, Argentina, with address at Avenida Cordoba, 1351, Piso 8.  Significant importance of the capital stock:  R $ 9,230,024.00 (Nine million, two hundred and thirty thousand, twenty-four reais).  NIRE No. 35.9.0354460-1;

3.4 City of Santiago, Republic of Chile, address Isidora Goyenechea Street, 3477, Piso 6, Las Condes.  Outstanding capital stock:  R $ 36,543,281.00 (Thirty-six million, five hundred and forty-three thousand, two hundred and eighty-one reais).  NIRE No. 35.9.0354461-9;

3.5 City of Quito, Republic of Ecuador, with address at Avenida Amazonas, s / no, Amazonas Plaza Building, 80 Piso, Jose Arizaga.  Outstanding importance of the capital stock:  R $ 765,900.00 (Seven hundred and sixty-five thousand, nine hundred reais).  NIRE No. 35, 035462-7;

3.6 City of One, Republic of Peru, with address at Avenida Jorge Basadre 310, Piso 8, Oficina 802, San Isidro.  Outstanding importance of the capital stock:  R $ 1,849,311.00 (One million, eight hundred and forty-nine thousand, three hundred and eleven reais).  NIRE No. 35.9.0354463-5;

3.7 City of Port-au-Prince, Republic of Haiti, address 3 Rue Jean Gilles, Rte de l’Aeroport.  Outstanding capital stock:  R $ 18,590.00 (Eighteen thousand five hundred and ninety reais) NIRE no. 35.9.0363495-2;

3.8 City of Bogota, Republic of Colombia, with address at Calle 67, at 07 35, Oficina 404.  Outstanding importance of the capital stock:  R $ 560,715.00 (Five hundred and sixty thousand seven hundred and fifteen reais).  NIRE No. 35.9.0369374-6;

3.9 City of San Jose, Republic of Costa Rica, with address Meridiano Building, 3rd Floor, South Side of Multiplaza, Escazii.  Outstanding capital importance:  R $ 1,640,299.50 (One million, six hundred and forty thousand, two hundred and ninety-nine reais and fifty cents).  NIRE No. 35.9.0369375-4;

3.10 City of Santo Domingo, Dominican Republic, with address at Pedro Henriquez Ureiia Street, no. 138, Torre Reyna H Building, Suite 402, La Esperilla.  Outstanding importance of the capital stock:  R $ 1,236,149.00 (One million, two hundred and thirty-six thousand, one hundred and forty-nine reais).  NIRE No. 35.9.0415310-9;

3.11 City of Caracas, Bolivarian Republic of Venezuela, with address at Avenida San Felipe 2 of the 3rd transverse, Centro Coinasa Building, Piso 8, Oficina 84, Urb la Castellana, Postal Zone 1060.  Significant importance of the capital stock:  R $ 1,003,105, 25 (One million, three thousand, one hundred and five reais and twenty-five cents).  NIRE No. 35.9.0415311-7;

3.12 Panama City, Republic of Panama, address Bella Vista, Bella Vista Urbanization, Obarrio Street, P. H. Plaza 2000, P-16.  Outstanding capital stock:  R $ 86,322.10 (Eighty-six thousand, three hundred and twenty-two reais and ten cents).  NI RE n °35.9.0415312-5;

3.13 City of Port of Spain, Republic of Trinidad and Tobago, with address on First Floor, Briar Place, 10 Sweet Briar Road, St. Oair.  Outstanding capital stock:  R $ 505,495.70 (Five hundred and five thousand, four hundred and ninety-five reais and seventy cents).  NIKE No. 35.9.0415313-3.

Article 3 - The Company’s corporate purpose is to exploit the civil engineering and heavy civil construction industry; Including management and execution of projects and works; Import and export in general; buying and selling of own real estate; lease of movable property; exploitation and exploration of mineral deposits; dredging and transportation services; maritime, river and lake transport; industrial maintenance and assembly, installation and electrical assemblies, electronic, electromechanical and mechanical; whenever the corporate interest and may even constitute and participate in a consortium of companies and participating as a partner or shareholder in other companies in Brazil and abroad.

CHAPTER II.
CAPITAL STOCK AND SHARES.

Article 4 - The subscribed and paid-in capital is five hundred eighty-four million, nine hundred and ninety-nine thousand reais (R $ 584,999,000.00), divided into five hundred and eighty-four million, nine hundred and ninety-nine thousand) common shares, with no par value.

Article 5 - The Company’s shares are guaranteed the rights that the Law confers on the shares of each type.

First Paragraph:  Each common share entitles one vote to the resolutions of the Shareholders’ Meetings.

Paragraph Two:  The Company, in terms of Law, may acquire its shares for cancellation or maintenance in treasury for subsequent disposal, authorized by the General Assembly.

Paragraph Three:  The Company may contract with an accredited institution for issuing certificates agent services, bookkeeping and custody of the record books and transfer of shares.

CHAPTER III.
BOARD OF DIRECTORS.

Article 6 - The Company shall be managed by a Board of Executive Officers, with the powers conferred by Law and by these Bylaws, being actively and passively represented under the terms of art. 10 of these Bylaws.

Paragraph One:  The remuneration of the Board of Executive Officers shall be fixed annually by the General Meeting.

Paragraph Two:  The members of the Board of Executive Officers shall take possession as provided in article 149 of the LSA, with the requirements, impediments, duties, obligations and responsibilities contemplated in the same Law, articles 145 to 158, exempting itself from collateral of management.

Article 7 - The Executive Board is composed of 02 (two) Officers, resident in the Country, elected and dismissed at any time by the Shareholders’ Meeting, with a term of 03 (three) years, reelection being allowed, with the following designations:  Chief Executive Officer and Vice President.

First Paragraph:  At the end of their term of office, the Executive Officers shall remain in their positions until the inauguration of their new Executive Officers.

Paragraph Two:  In the temporary impediment or absence of the Chief Executive Officer, the Chief Executive Officer shall be replaced by the Chief Executive Officer.

Paragraph Three:  In case of vacancy or definitive impediment of the office of the Board of Executive Officers, the substitute shall be elected by the General Meeting and shall exercise, as the case may be, the functions for the time remaining to the director replaced.

CHAPTER IV
OPERATION OF THE BOARD OF DIRECTORS

Article 8 - The Board of Executive Officers shall meet whenever the corporate interests so require and its meetings shall be chaired by the Chief Executive Officer.

Paragraph One:  Meetings shall be called by any of the Officers.

Paragraph Two:  The resolutions of the Board shall appear in Minutes drawn in the appropriate book and will be taken by consensus.

Paragraph Three:  In the event of a tie, in checking if any deadlock between the Directors, the subject matter of debate and deadlock will be brought to the General Meeting, which will decide in the final instance on the subject.

CHAPTER V
COMPETENCE AND REPRESENTATION OF THE BOARD OF DIRECTORS

Art. 9 - The Board of Directors is responsible for:

i) proposing to the General Meeting the fundamental guidelines, within the objectives and goals of the Company, for examination and deliberation;

ii) ensuring the proper conduct of corporate business, to decide and perform all acts necessary for the realization of the Company’s object, provided that they do not fall within the exclusive competence of the General Meeting and do not require approval in accordance with these Bylaws;

iii) promoting agreements and contract within the limits imposed by the General Assembly, within the Company’s purview, with individuals or legal entities governed by public or private law, national or foreign;

iv) encumbering and dispose of movable and immovable property, including permanent assets, provide guarantees to its own obligations, and provide any guarantees to third party obligations, pursuant to Article 10 of these Bylaws;

v) approving, within its remit, the criteria relating to posts and salaries and the disciplinary regime of the Company’s employees;

vi) to prepare and present, at the end of each fiscal year, the Financial Statements, in the form of the LSA, in accordance with the Independent Auditors’ Report, for assessment by the Fiscal Council, if installed, and approved by the General Meeting;

vii) preparing and propose to the General Meeting the Company’s budget;

viii) installing representative offices, branches and branches of the Company in places of interest to the social business, when necessary;

ix) approving the Company’s standards and manuals; and

x) representing the Company, actively and passively, as well as perform all acts necessary or convenient to the management of the business, respecting the limits established by law or these Bylaws.

Article 10 - Subject to the provisions contained in these Bylaws, the Company’s representation, either in court or outside it, either actively or passively, before third parties and federal, state or municipal public offices shall be given by the signature of any director.

Paragraph One:  The Company may, through a joint signature of two (2) Executive Officers, appoint attorneys-in-fact, granting them specific powers of administration for a term not exceeding two (02) years, except for the powers of the ad judicia clause “Or for the defense of the Company’s interests in administrative proceedings, which may be granted for an indefinite term.

Paragraph Two:  It is hereby established, however, that, in order to encumber, acquire and dispose of real estate, issue checks, grant guarantees and guarantees (except guarantees granted in lease agreements), the Company will be obligated by signing (i) two (2) Directors:  (ii) one director and one attorney-in-fact, within the limits of the powers conferred on him or (iii) two (2) attorneys-in-fact, within the limits of the powers conferred upon them.

Paragraph Three:  The use of the corporate name in escrow, sureties and donations of assets and guarantees in businesses extraneous to the Company is prohibited, except:  (i) in relation to OAS S.A. and to subsidiaries or affiliates of OAS S.A., directly or indirectly; (Ii) in the case of companies in which shareholders, individuals or legal entities, participate together as partners or shareholders; or (iii) where expressly and specifically approved by all the Company’s shareholders at the General Meeting.

CHAPTER VI
FISCAL COUNCIL

Art. 11 – The Fiscal Council shall only be convened in the fiscal years in which it is called upon resolution by the shareholders, as provided at Law.

Art. 12 – The Fiscal Council, as convened, shall be comprised of at least three (03) and as a maximum of five (05) members and by an equal number of alternate members, elected by the General Shareholders’ Meeting, with reelection allowed, having the roles and terms of office provided at law.

Paragraph One:  The compensation of the Fiscal Council’s members shall be set by the General Shareholders’ Meeting electing them.

Paragraph Two:  The provisions in the Brazilian Corporations Act, articles 161 to 165, their paragraphs, items and sub-items are applicable to the Fiscal Council as for the election rules, requirements, impediments, investiture, obligations, duties and responsibilities.

CHAPTER VII
GENERAL MEETINGS

Art. 13 – In compliance with the laws in force, the General Meeting shall be called as follows:

i) by the CEO;

ii) by the Deputy CEO, in events of absence or impediment of the CEO; or

iii) by the persons legally qualified under the Brazilian Corporations Act.

Paragraph One:  The General Meeting shall be directed by a board comprised of a chairperson and a secretary, chosen by the attending shareholders.

Paragraph Two:  General Meetings shall be held, and deliberations made, according to quorums provided by applicable law.

Art. 14 – The General Meetings shall be held:

i) on an ordinary and annual basis, with the purpose provided for in article 132 of the Brazilian Corporations Act, in the first four months following the closing of the fiscal year; and,

ii) on a special basis, whenever the corporate interests require so.

Sole Paragraph:  The set of shareholders and groups of foreign shareholders may not exercise in each general meeting more than 2/3 (two-thirds) of the total votes that may be exercised by the Brazilian shareholders present.

CHAPTER VIII
FISCAL YEAR, PROFITS AND DIVIDENDS

Art. 15 – The fiscal year shall commence on the first (1’) day of January and end on the thirty-first (31’) day of December in each year, on which the balance sheet and financial statements required at law shall be prepared.

Art. 16 – The retained losses, if any, and the provision for Income Tax shall be deducted from the income in the year, assessed pursuant to the laws in force.

Art. 17 – Upon making the deductions referred to in the previous article, the General Meeting may assign to the managers and employees a share on the remaining profits in compliance with the legal determinations. Art. 18 – The balance shall, after deducting the profit sharing, characterize the net income in the year, which shall be the subject matter of the proposal to the General Meeting, and shall have the following allocation:

i) five percent (5%) for the constitution of Legal Reserve, which shall not exceed twenty percent (20%) of the Share Capital;

ii) formation of Contingency Reserves, as required;

iii) constitution of Paid-in Income Reserves, if any, as provided at the law;

iv) payment of annual mandatory dividends of at least twenty percent (25%) on the net income of the year, adjusted pursuant to the law, in accordance with the deductions provided for in “i”, “ii” and “iii” above; and

v) the General Meeting shall resolve upon the allocation of the remaining balance of net income in the year.

Art. 19 – The Company may prepare monthly balance sheets and levy upon them the payment of dividends.

Sole Paragraph:  The Board of Directors may declare interim dividends from the profit reserve account recorded in the balance sheet.

CHAPTER IX
LIQUIDATION

Art. 20 – The Company shall go into liquidation in the events provided at Law, where the General Meeting shall be responsible for electing the liquidator and the members of the Fiscal Council that shall operate in the liquidation period, providing them with any compensation.

ANNEX II

LIST OF SHARE SUBSCRIPTION OF CONSTRUTORA OAS S/A

In virtue of the conversion of CONSTRUTORA OAS LTDA. into a corporation, under the name CONSTRUTORA OAS S.A, the shares representing the share capital, fully subscribed and paid-in, in the amount of five hundred and eighty-four million, nine hundred and ninety-nine thousand Brazilian Reals (R$ 584,999,000.00), shall be represented by five hundred and eighty-four million, nine hundred and ninety-nine thousand (584,999,000) registered common shares without par value, which were fully distributed between the members OAS S.A, CMP Participações Ltda. and LP Participações e Engenharia Ltda. as follows:

SHAREHOLDER	CONDITION	COMMON SHARE
OAS S.A, a company headquartered at Avenida Angélica, No. 2.330/2.346/2.364, 9th floor, room 904, Consolação, CEP 01228-200, Sao Paulo – SP, enrolled with the CNPJ/MF under no. 14.811.848/0001-05 and with the Commerce Registry in the State of Sao Paulo – JUCESP under NIRE 35.300.380.011	Paid-in	584,998,996
CMP Participacoes Ltda., a limited liability business company, headquartered at Rua Humberto Campos, No. 251 (fundos), room 18, Grata, CEP 40150-130, Salvador/ BA, enrolled with the CNPJ/MF under the No. 42.187.138/0001-91 and with the Commerce Registry in the State of Bahia – JUCEB under the NIRE 29.202.775.989	Paid-in	2
LP Participacoes e Engenharia Ltda, a limited Liability business company, headquartered at Avenida Angélica, No. 2.330, 2.346 and 2.364, 10° floor, room 1.020, Consolação, CEP 01228200, Sao Paulo, SP, enrolled with the CNPJ/MF under the No. 09.720.351/0001-41, having its articles of association filed with the Commerce Registry in the State of Sao Paulo – JUCESP under the NIRE 35.222.433.000	Paid-in	2
TOTAL		584,999,000.00

São Paulo, November 01, 2012.

SIGNATURE PAGE

Associates:

Signed:  [illegible signature]

OAS S.A

Cesar de Araújo Mata Pires and José Adelmário Pinheiro Filho

Signed:  [illegible signature]

CMP PARTICIPAÇÕES LTDA.

Cesar de Araújo Mata Pires

Signed:  [illegible signature]

LP PARTICIPAÇÕES E ENGENHARIA LTDA.

José Adelmário Pinheiro Filho

CONSTRUTORA OAS S.A

CNPJ/MF  14.310.577/0001-04

INSTRUMENT OF INVESTITURE

On this date, Mr. CESAR DE ARAÚJO MATA PIRES, Brazilian, married on a regime of partial community property, civil engineer, Labor ID n° 8.745-D from CREA-BA, enrolled in the CPF/MF [Individual Taxpayers’ Registry]under n° 056.377.245-04, residing and domiciled at Rua Waldemar Falcao, 759, apartamento 502, Brotas, CEP 40296-710, Salvador/BA, takes office of the position of Company CEO, in face of the deliberation of November 01, 2012, until the Annual General Meeting of 2015, with all powers, rights and obligations invested upon him by law and by the Articles of Incorporation.  The Company CEO declares, under penalty of law, that he is not barred from exercising administration of the Corporation under Special Law, in virtue or under effects of conviction of (i) penalty that forbids, temporarily or otherwise, access to public offices; (ii) crime of bankruptcy, nonfeasance, graft or bribery, corruption, peculation, or (iii) crimes against the consumer, national financial system, competition, consumer relations, forgery or honesty.

Sáo Paulo, November 01, 2012.

Signed:  [illegible signature]

CESAR DE ARAÚJO MATA PIRES

CONSTRUTORA OAS S.A

CNPJ/MF No. 14.310.577/0001-04

INSTRUMENT OF INVESTITURE

On this date, Mr. JOSÉ ADELMÁRIO PINHEIRO FILHO, Brazilian, married on a regime of universal community property, civil engineer, Labor ID n° 8.004-D from CREA-BA, enrolled in the CPF/MF [Individual Taxpayers’ Registry] under n° 078.105.635-72, residing and domiciled at Avenida Oceanica, 1545, apartamento 204, Ondina, CEP 40170-010, Salvador/BA, takes office of the position of Deputy CEO of the Company, in face of the deliberation of November 01, 2012, until the Annual General Meeting of 2015, with all powers, rights and obligations invested upon him by law and by the Articles of Incorporation.

The Deputy CEO of the Company declares, under penalty of law, that he is not barred from exercising administration of the Corporation under Special Law, in virtue or under effects of conviction of (i) penalty that forbids, temporarily or otherwise, access to public offices; (ii) crime of bankruptcy, nonfeasance, graft or bribery, corruption, peculation, or (iii) crimes against the consumer, national financial system, competition, consumer relations, forgery or honesty.

São Paulo, November 01, 2012.

Signed:  [illegible signature]

JOSÉ ADELMÁRIO PINHEIRO FILHO

[Letterhead paper of the Brazilian Federal Revenue]

[It bears Coat of Arms of the Federative Republic of Brazil]

MINISTRY OF FINANCE

Attorney General’s Office of National Finance

Brazilian Federal Revenue Secretary

CLEARANCE CERTIFICATE FOR DEBTS RELATED TO FEDERAL TAX AND ACTIVE FEDERAL DEBT

Name:  CONSTRUTORA OAS LTDA

CNPJ:  14.310.577/0001-04

The National Treasury is entitled to charge and subscribe any liability debts surveyed of the aforementioned taxpayer, it is hereby certified that:

1) debts related to taxes applied by the Brazilian Federal Revenue Office were found, with suspended liability, under terms of art. 151 of Law 5.172 of October 25, 1966 – National Tax Code (CTN); and

2) no record of Active Federal Debt on the Attorney General’s Office of National Finance (PGFN).

As provided on Articles 205 and 206 of the CTN, this document has the effect as a clearance certificate.

This certificate, issued on behalf of the head office and valid for all branch offices, exclusively refers to the situation of the taxpayer within the scope of RFB and PGFN, not including social security contributions and contributions due, by law, to third parties, including those registered the Active Debt of INSS (National Social Security Institute), which should be individually certified.

The acceptance of this certificate is conditioned to online verification of authenticity, on addresses http://www.receita.fazenda.gov.br or http://www.pgfn.fazenda.gov.br.

Certificate issued based on the Join Ordinance PGFN/RFB no.3 of 05/02/2007.

Issued on 4:50:32 p.m. of 10/19/2012, Brasilia time and date

Valid until 04/7/2013.

Certificate control code:  D59D.D037.D7B4.5CB2

Free of charge.

Caution:  any erasures or alterations shall void this document.

[Letterhead paper of the Brazilian Federal Revenue]

[It bears Coat of Arms of the Federative Republic of Brazil]

MINISTRY OF FINANCE

Attorney General’s Office of National Finance

Brazilian Federal Revenue Secretary

CLEARANCE CERTIFICATE FOR DEBTS RELATED TO SOCIAL SECURITY AND THIRD PARTY CONTRIBUTIONS

N° 009682012-21200577

Name:  CONSTRUTORA OAS LTDA

CNPJ:  14.310.577/0001-04

The National Treasury is entitled to charge and subscribe any liability debts surveyed of the aforementioned taxpayer, it is hereby certified that debts were found under the name of the taxpayer, with suspended liability, under terms of art. 151 of Law 5.172 of October 25, 1966 – National Tax Code (CTN).

This certificate, issued on behalf of the head office and valid for all branch offices, exclusively refers to the social security contributions and contributions due, by law, to third parties, including those registered the Active Federal Debt (DAU), not including other taxes applied by the Brazilian Federal Revenue Office (RFB) and other Active Debt records, applied by the Attorney General’s Office of National Treasury (PGFN), which should be jointly certified by PGFN/RFB.

As provided on Articles 205 and 206 of the CTN, this document has the effect as a clearance certificate.

This certificate has the purpose of recording or filing, in its own domain, acts related to the reduction of share capital stock, transfer of control of limited liability shares, full or partial divestiture, consolidation, merger or transformation of business entity or company.

The acceptance of this certificate is conditioned to online verification of authenticity, on addresses http://www.receita.fazenda.gov.br

Certificate issued based on the Join Ordinance PGFN/RFB no.1 of January 20, 2010.

Issued on 10/25/2012

Valid until 04/23/2013.

Free of charge.

Caution:  any erasures or alterations shall void this document.

[Logo of Caixa Economica Federal]

Government Severity Fund (FGTS) Compliance Certificate – CRF

Registration:  14310577/0001-04

Corporate Name:  CONSTRUTORA OAS LTDA

Address:  AV ANGELICA 2330 2346/2364 7AN SL720 / CONSOLAÇÃO / SÃO PAULO / SP / 1228-200 Caixa Economica Federal, using of the powers granted by Article 7 of Law 8.036 of May 11, 1990, certifies that, on this date, the aforementioned company is in compliance with the Government Severity Fund – FGTS.

The present certificate shall not be considered proof against charges of any debts related to contributions and/or fees due, from obligations with FGTS.

Validity:  10/15/2012 to 11/13/2012

Certification n°:  2012101614292975213532

Information accessed on 11/01/2012, 1:00:13 p.m.

Use of this certificate for the purposes provided by law is conditioned to the authenticity of this document on www.caixa.gov.br.

[Initials at the end of page 11 to page 14]

[Perforation of JUCESP – Commerce Registry in the State of Sao Paulo dated 11/19/12 on every page of the original document]

[It contains a handwritten content on page 13:

Signed:  [illegible signature]

CAB/SP

227.229

Diego Sales Seoane].

IN WITNESS THEREOF, I SET MY HAND IN THE CITY OF SÃO PAULO, STATE OF SAO PAULO, FEDERATIVE REPUBLIC OF BRAZIL.

São Paulo, April 07, 2017.